EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into as of the 23rd day of April 1997 by and between Securacom, Incorporated, a corporation organized and existing under the laws of Delaware (the "Company") and Ronald C. Thomas (the "Executive").

                               W I T N E S S E T H

         WHEREAS, the Company desires to engage the Executive to serve as President and Chief Executive Officer of the Company; and

         WHEREAS, the Executive desires to be employed by the Company in such capacity and to assume the duties and responsibilities set forth in this Agreement;

         THEREFORE, in consideration of the premises, and the mutual covenants, terms and conditions contained herein, the parties hereto agree as follows:

         1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby employs the Executive and the Executive hereby accepts such employment.

         2. Duties and Responsibilities. (a) The Executive shall perform all the duties and accept all of the responsibilities of the position of President and Chief Executive Officer of the Company as may be described in the Bylaws of the Company or assigned to him from time to time by the Board of Directors of the Company. The Executive shall fulfill such duties and responsibilities diligently, in good faith and in accordance with applicable laws, and shall have such power and authority as is necessary and appropriate in order to enable him to do so.

         (b) The Executive shall devote his full time, attention and energies to the business of the Company and shall use his best efforts to promote the business interests of the Company. The Executive shall not work either on a part-time or independent contractor basis for any other business or enterprise during the term of this Agreement without the prior written consent of the Board of Directors of the Company.

         (c) The Executive's principal place of work shall be the Company's office in Woodcliff Lake, New Jersey. He shall spend such time at such office and undertake such business-related travel as is necessary or appropriate to enable him to perform his duties and responsibilities hereunder.

         3. Compensation. (a) In consideration of the services to be rendered by the Executive hereunder, the Company shall pay to the Executive an annual salary of $165,000. Salary shall be payable in installments at such times as the Company customarily pays its senior management employees, and shall be subject to withholding as required by law or agreed to by the Executive.

         (b) The Executive shall be eligible to receive periodic salary increases, awards of stock options, and bonuses for each year or portion thereof during which the Executive is employed hereunder. The amount of salary increases, stock options and bonuses, if any, shall be determined by the Board of Directors of the Company in its sole discretion.

         4. Expenses. The Company, in accordance with such rules and practices as it may establish, shall pay or reimburse the Executive for all reasonable and necessary business expenses incurred in connection with the performance by the Executive of his duties and responsibilities hereunder. Such expenses shall include, in accordance with policies established by the Company, travel and entertainment expenses and reimbursement for mileage when the Executive's personal automobile is used for business purposes.

         5. Benefits. (a) The Executive shall receive the employee benefits, including health care, life insurance and pension benefits, generally provided by the Company to senior management employees.

         (b) The Executive shall be entitled to paid vacation and sick leave in accordance with the policies established by the Company generally applicable to senior management employees.

         6. Term and Termination. (a) This Agreement shall be effective as of the date hereof and shall have a term of five years.

         (b) The Company shall have the right to terminate this Agreement at any time (including following a change of control pursuant to Section 6(d) hereof) for "Cause" upon written notice to the Executive, and such termination shall be effective upon delivery of such notice. For purposes of this Agreement, "Cause" shall mean a material breach of this Agreement by the Executive (other than by reason of the death or disability of the Executive), including misappropriation of funds of the Company, willful and deliberate malfeasance, gross negligence, or any act seriously impeding the Executive's ability to represent the Company.

         (c) If this Agreement is terminated for Cause by the Company or is terminated by the Executive, the Executive shall be entitled to receive any unpaid salary accrued to the date of termination plus any unpaid expense reimbursement, reduced by any claim the Company may have against the Executive for breach of this Agreement or otherwise.

         (d) If this Agreement is terminated by the Company for any reason other than for Cause or the death or disability of the Executive, the Company shall pay the Executive his salary at the annual rate in effect at the date of termination through the date of expiration of the term of this Agreement, plus any bonus or portion thereof granted by the Board of Directors and earned by the Executive but remaining unpaid on the date of termination, plus any expense reimbursements due to the Executive through such date. In the event any termination described in the preceding sentence occurs within two years following a change in control of the Company, the Company shall pay to the Executive an additional amount equal to two times the Executive's salary in effect at the time of such change in control.

         For purposes of this Section 6(d), the term "change in control" shall mean the occurrence of any of the following events: (i) a change of stock ownership of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and any successor regulation; (ii) the acquisition of beneficial ownership, directly or indirectly, by any person (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company or a benefit plan sponsored by the Company, of securities of the Company representing 30% or more of the combined voting power of the Company's then-outstanding securities; or (iii) a change within any two-year period of a majority of the members of the Board of Directors of the Company for any reason, unless the election, or the nomination for election by the Company's shareholders, of each director was approved by a vote of at least two-thirds of the directors still in office who were directors prior to such change. Notwithstanding the foregoing, no change of control shall be deemed to have occurred by reason of (i) any merger, consolidation, sale or similar transaction in the event that the Board of Directors approves such transaction prior to its consummation; (ii) any distribution of shares of the Company's stock by Special Situation Investment Holdings, Ltd. or Special Situation Investment Holdings L. P. II to their partners upon dissolution or otherwise; or (iii) the acquisition of beneficial ownership, either directly or indirectly, of securities of the Company by KuwAm Corporation or any of its affiliates.

         For purposes of this Section 6(d), termination following a change in control of the Company shall include (i) a significant reduction of Executive's duties and responsibilities, (ii) a reduction in annual salary paid to the Executive of ten percent or more of the highest annual salary previously paid to the Executive, (iii) a change in the location of Executive's office to a place that is more than fifty (50) miles from the location of such office on the date hereof, or (iv) any failure by the Company to obtain the written assumption of this Agreement by any successor of the Company (such assumption not relieving the Company of any liability hereunder).

         It is the intention of the Company and the Executive that any amounts payable by the Company to the Executive pursuant to this Section 6(d) shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. In the event that the

Company's independent accountants determine that payments hereunder would constitute excess parachute payments, such payments shall be reduced to the maximum amount that such accountants determine would not result in the payment of excess parachute payments.

         (e) Death or Disability of Executive. If the Executive dies during the term of this Agreement, the Company shall pay to the Executive's estate any unpaid salary, any bonus or portion thereof granted by the Board of Directors and earned by the Executive but remaining unpaid, and any unpaid expense reimbursement due hereunder, in each case as of the date of the Executive's death.

         In the event that the Executive becomes physically or mentally disabled during the term of this Agreement, the Executive shall receive his salary through the date on which he is first eligible to receive payment of disability benefits in lieu of salary under the Company's employee benefit plans as then in effect.

         7. Non-competition. During the term of this Agreement and for a period of one year thereafter, the Executive shall not, without the prior written consent of the Board of Directors of the Company, directly or indirectly, own, manage, operate, finance, join or control, or participate in the ownership, management, operation, financing or control of, or be or become an officer, director, employee, partner, principal, agent, representative, or consultant of, or use or permit his name to be used in connection with, any business or enterprise offering products or services that compete with the products and services offered by the Company in the markets served by the Company. Notwithstanding the foregoing, this Section 7 shall not be deemed to prohibit the ownership by the Executive of not more than one percent (1%) of the capital stock of any corporation whose capital stock is publicly traded. If the provisions of this Section 7 should be found by a court of competent jurisdiction to exceed the time, geographic, product or other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time, geographic, product or other limitations permitted by such law.

         8. Confidentiality. The Executive shall not, during the period of his employment hereunder or at any time thereafter, unless specifically authorized by a resolution of the Board of Directors of the Company, use or disclose to any person or entity, any confidential or secret information with respect to the business or affairs of the Company, or any of its affiliates, including any information concerning customers or prospective customers of the Company or its affiliates, unless such information becomes generally available to the public (and only after it becomes so available). Executive agrees that all confidential and other information, data, and products, including software and technical systems, and other property prepared, compiled or developed by Executive while employed by the Company hereunder shall be the property of the Company. All files and records relating to the Company in Executive's possession shall be the property of the Company and shall be returned to the Company upon termination of employment hereunder.

         9. Equitable Relief. Executive acknowledges and agrees that the restrictions contained in Sections 7 and 8 of this Agreement are reasonable and necessary to protect the legitimate business interests of the Company. Executive further acknowledges and agrees that any breach of any provision of Section 7 or 8 hereof will cause immediate and irreparable injury to the Company, and that the Company shall be entitled to injunctive relief to prevent any actual or threatened such breach. This Section 9 shall not be construed in such a manner as to prevent the Company from pursuing any other remedies in law or equity to which it may be entitled as the result of any such actual or threatened breach.

         10. Notices. All notices, consents, approvals, requests, instructions and other communications required by or related to this Agreement shall be in writing and shall be delivered personally or shall be sent by registered or certified mail, return receipt requested, or by telex or facsimile transmission, to the receiving party at the following address and communication numbers:

                  If to the Company:   Securacom, Incorporated
                                       50 Tice Boulevard
                                       Woodcliff Lake, New Jersey  07675
                                       Tel: (201) 930-9500
                                       Fax: (201) 930-9007

                  If to the Executive: Ronald C. Thomas
                                       23 Carey Arthur Drive
                                       Wayne, New Jersey  07470
                                       Tel: (201) 616-2094
                                       Fax:

         11.      Assignment.   Neither party may assign its rights or
obligations hereunder without the prior written consent of the other party hereto.

         12. Miscellaneous. (a) This Agreement sets forth the full and complete understanding between the parties hereto with respect to the subject matter hereof, and supersedes any prior agreement, oral or written, between the parties hereto with respect to the subject matter hereof.

         (b) This Agreement may be amended or supplemented at any time only by written instrument executed by both the Company and the Executive.

         (c) Each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. Should any term or provision of this Agreement be held invalid, illegal or unenforceable, the remainder of this Agreement, including the application of such term to the extent not invalid, illegal or unenforceable, shall not be affected thereby, and this Agreement shall be interpreted as if such term or provision, to the extent invalid, illegal or unenforceable, did not exist.

         (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

         (e) In the event of any litigation between the parties in connection with this Agreement, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys' fees, which costs and expenses shall be included as part of any judgment rendered in such litigation in addition to the other relief to which the successful party may be entitled.

         (f) No waiver of any provision of this Agreement by either party hereto shall be effective unless executed in writing or constitute a waiver of any other provision hereof.

         (g) This Agreement may be executed and delivered, including execution and delivery by facsimile transmission, in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

         (h) This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the parties hereto.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement on the dates set forth opposite their respective signatures below.


                                   Securacom, Incorporated



  May 28, 1997                     By:        /s/ WIRT D. WALKER, III
-----------------                           -----------------------------
Date                                        Wirt D. Walker, III
                                            Chairman



  May 28, 1997                         /s/ RONALD C. THOMAS
------------------                 ----------------------------
Date                               Ronald C. Thomas